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                         CONSENT OF INDEPENDENT ACCOUNTANTS


We have issued our (dual dated) report dated December 9, 1998 and January 6, 1999 accompanying the financial statements of Pomeroy Select Integration Solutions, Inc. contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and prospectus, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

/s/ GRANT THORNTON LLP


Cincinnati, Ohio
January 14, 1999